EXHIBIT 10.87

CMBS MASTER LEASE PARTIAL LEASE TERMINATION AGREEMENT

BY AND AMONG

KINDRED HEALTHCARE, INC.

(f/k/a Vencor, Inc.),

KINDRED HEALTHCARE OPERATING, INC.

(f/k/a Vencor Operating, Inc.),

AND

VENTAS FINANCE I, LLC

CMBS MASTER LEASE PARTIAL LEASE TERMINATION AGREEMENT

THIS CMBS MASTER LEASE PARTIAL LEASE TERMINATION AGREEMENT (hereinafter this “Agreement” ) is dated as of the 11th day of December, 2003, and is by and among VENTAS FINANCE I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lessor”), having an office at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207, and KINDRED HEALTHCARE, INC., a Delaware corporation (f/k/a Vencor, Inc.) (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation (f/k/a Vencor Operating, Inc.) (“Operator”; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”), both having an office at 680 South 4th Avenue, Louisville, Kentucky 40202.

RECITALS

A. Ventas Realty, Limited Partnership, a Delaware limited partnership (“VRLP”), and Tenant entered into a certain Master Lease Agreement dated as of December 12, 2001 (as the same may have been or may hereafter be amended, amended and restated, supplemented, modified, severed, renewed, extended or replaced, the “Lease”), demising to Tenant certain properties.

B. VRLP assigned all of its right, title, and interest in and to the Lease to Lessor pursuant to that certain Assignment and Assumption Agreement (CMBS Master Lease) dated as of December 12, 2001.

C. VRLP and Tenant entered into an Agreement for Sale of Real Estate and Master Lease Amendments dated November 5, 2003, with respect to, among other things, the conveyance of the Leased Property identified on Exhibit A attached hereto and made a part hereof.

D. Lessor and Tenant desire to terminate the Lease, as it applies to a certain Leased Property demised pursuant to the Lease, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Lease.

2. Partial Lease Termination. Effective as of the date hereof, the Lease shall terminate with respect to the Leased Property described on Exhibit A attached to and made a part of this Agreement in accordance with the terms of Section 40.16 of the Lease, and Tenant shall remain obligated to perform all of its indemnification obligations and other liabilities and obligations under the Lease that survive such termination in accordance with the terms of such Section 40.16, Section 24.1 of the Lease and any other applicable provisions of the Lease.

3. Termination Fee. Simultaneously with Lessor’s and Tenant’s entry into this Agreement, Tenant shall pay to Lessor, by wire transfer of immediately available funds to such wire transfer account(s) as Lessor may specify in writing, the sum of Five Hundred Seventy Five Thousand Two Hundred Thirty Two and No/100 Dollars ($575,232.00) in consideration of Lessor’s agreement to terminate the Lease as it applies to the Leased Property referenced in Paragraph 2 above.

4. No Other Amendments. Except as provided in this Agreement, the Lease remains in full force and effect without modification.

5. Successors and Assigns. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Lessor and Tenant and their respective heirs, devisees, successors and assigns.

6. Integrated Agreement; Modifications; Waivers. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral. Each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. No supplement, modification or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7. Headings and Captions. The headings and captions of the paragraphs of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

8. Gender and Number. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

9. Severability. In the event that any paragraph, section, sentence, clause or phrase contained in this Agreement becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

10. Counterparts. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

TENANT: KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc.

By:		/s/ Joseph Landenwich
Name:		Joseph Landenwich
Title:		Vice President Corporate Legal Affairs and Corporate Secretary

TENANT: KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc.

By:		/s/ Joseph Landenwich
Name:		Joseph Landenwich
Title:		Vice President Corporate Legal Affairs and Corporate Secretary

LESSOR: VENTAS FINANCE I, LLC, a Delaware limited liability company

By:		Ventas Finance I, Inc., its sole member

	By:	/s/ T. Richard Riney
T. Richard Riney, Executive Vice President, General Counsel and Secretary

Acknowledgments

STATE OF KENTUCKY	)
)
COUNTY OF JEFFERSON	)

This 5th day of December, 2003, personally came before me Tracey Maxwell, a Notary Public in and for said County and State, Joseph Landenwich, who being by me duly sworn, says that he is the Vice President Corporate Legal Affairs and Corporate Secretary of KINDRED HEALTHCARE, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him on behalf of such corporation by its authority duly given. And the said Vice President Corporate Legal Affairs and Corporate Secretary acknowledged the said writing to be the act and deed of said corporation.

WITNESS my hand and notarial stamp/seal this 5th day of December, 2003.

/s/ Tracey Maxwell
Notary Public

My Commission Expires:

December 19, 2006
[Notarial Stamp/Seal]

STATE OF KENTUCKY	)
)
COUNTY OF JEFFERSON	)

This 5th day of December, 2003, personally came before me Tracey Maxwell, a Notary Public in and for said County and State, Joseph Landenwich, who being by me duly sworn, says that he is the Vice President Corporate Legal Affairs and Corporate Secretary of KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him on behalf of such corporation by its authority duly given. And the said Vice President Corporate Legal Affairs and Corporate Secretary acknowledged the said writing to be the act and deed of said corporation.

WITNESS my hand and notarial stamp/seal this 5th day of December, 2003.

/s/ Tracey Maxwell
Notary Public

My Commission Expires:

December 19, 2006
[Notarial Stamp/Seal]

STATE OF KENTUCKY	)
)
COUNTY OF JEFFERSON	)

This 11th day of December, 2003, personally came before me Kimberly S. Tobin, a Notary Public in and for said County and State, T. Richard Riney, who being by me duly sworn, says that he is the Executive Vice President, General Counsel and Secretary of VENTAS FINANCE I, INC., a Delaware corporation, in its capacity as the sole member of VENTAS FINANCE I, LLC, a Delaware limited liability company, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him on behalf of such corporation by its authority duly given, in its aforesaid sole member capacity on behalf of the aforesaid limited liability company. And the said Executive Vice President, General Counsel and Secretary acknowledged the said writing to be the act and deed of said corporation, acting in such sole member capacity.

WITNESS my hand and notarial stamp/seal this 11th day of December, 2003.

/s/ Kimberly S. Tobin
Notary Public

My Commission Expires:

November 26, 2006
[Notarial Stamp/Seal]

CONSENT

The undersigned hereby consents to the terms of the foregoing instrument.

JPMORGAN CHASE BANK (formerly THE CHASE MANHATTAN BANK, successor by merger to MORGAN GUARANTY TRUST COMPANY OF NEW YORK), as administrative agent and Collateral Agent under that certain $120,000,000 credit agreement, dated as of April 20, 2001, as amended, and as administrative agent and Collateral Agent under that certain $300,000,000 credit agreement, dated as of April 20, 2001, as amended

By:	/s/ James S. Ely, III

Name:	James S. Ely, III

Title:	Managing Director

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

This 5th day of December, 2003, personally came before me Bernadette M. Sullivan, a Notary Public in and for said County and State, James S. Ely, III, who being by me duly sworn, says that he is the Managing Director of JPMORGAN CHASE BANK, a New York banking corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him on behalf of such corporation by its authority duly given. And the said Managing Director acknowledged the said writing to be the act and deed of said corporation.

WITNESS my hand and notarial stamp/seal this 5th day of December, 2003.

/s/ Bernadette M. Sullivan
Notary Public

My Commission Expires:

June 30, 2006
[Notarial Stamp/Seal]

Exhibit A

Terminated Leased Property

Westridge Healthcare Center	- MA #528